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                                   EXHIBIT 21
                          WORTHINGTON INDUSTRIES, INC.
                               AN OHIO CORPORATION



      The following is a list of subsidiaries owned, directly or indirectly, by Worthington Industries, Inc., an Ohio corporation, together with their respective jurisdictions of organization.

     Worthington Foreign Sales Corporation                                                                 Barbados
     Worthington Industries Incorporated                                                                     Ohio
     Worthington Industries Medical Center, Inc.                                                             Ohio
     Worthington Steel of Michigan, Inc. (d/b/a The Worthington Steel Company)                             Michigan

             Dietrich Industries, Inc.                                                                   Pennsylvania
                   Dietrich Design Group, Inc.                                                           Pennsylvania

             The Gerstenslager Company                                                                     Michigan
                   Gerstenslager Co.                                                                         Ohio

             Worthington-Buckeye, Inc.                                                                       Ohio
                   Buckeye Energy Company, Inc.                                                              Ohio
                   Buckeye International Development, Inc.                                                   Ohio
                   WI Products, Inc.                                                                         Ohio
             Worthington Cylinder Corporation                                                                Ohio
                                                                                                            Brazil
                   Industrias Worthington Do Brasil Ltda.                                                   Brazil
                           Worthington Tank, Ltda.                                                          Alabama
                   Worthington Acetylene Cylinders, Inc. (d/b/a North American Cylinders, Inc.)
                   Worthington Industries of Canada, Inc.                                                   Canada
                           Worthington Cylinders of Canada Corp. (d/b/a Steel                               Canada
                           Cylinder Manufacturing)
                   Worthington Heiser Cylinders GmbH                                                        Austria
                           Worthington Cylinders-Embalagens Industriais de Gas, S.A.                       Portugal

             Worthington Industries of Mexico, S.A. de C.V.                                                 Mexico

             The Worthington Steel Company                                                                 Delaware
                                                                                                           Delaware
                  Worthington Steelpac Systems, L.L.C.

             The Worthington Steel Company                                                              North Carolina

             The Worthington Steel Company                                                                   Ohio
                  Worthington Steel Company of Kentucky, L.L.C.                                            Kentucky
                  BeamAlloy Corporation                                                                    Delaware

             Newman Crosby Steel, Incorporated                                                               Ohio
                  Worthington Steel Company of Decatur, L.L.C.                                              Alabama

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


                  Worthington OEG Company                                                                   Michigan
                           Worthington Steel Company of Alabama, Inc. & Co. OEG                             Austria

             The Worthington Steel Company of Decatur, Inc.                                                Michigan


     JOINT VENTURES

             Spartan Steel Coating, LLC (1)                                                              Michigan
             TWB Company, LLC (2)                                                                        Michigan
                  TWB of Ohio, Inc.                                                                        Ohio
             Worthington Armstrong Venture (WAVE) (3)                                                    Delaware
             Worthington Specialty Processing, Inc. (WSP) (4)                                            Michigan
             Acerex, S.A. de C.V. (5)                                                                     Mexico
             Worthington S.A. (6)                                                                         Brazil
             Worthington Gastec a.s. (7)                                                              Czech Republic


     MINOR/INACTIVE SUBSIDIARIES OF THE COMPANY

            ACT International                                                                           Ohio
            BI Plastics, Inc.                                                                           Ohio
            Dietrich Rolling Mills, Inc.                                                                Canada
            Little Pal, Inc.                                                                            Ohio
            MowSafe Products, Inc.                                                                      Ohio
            NRM Trucking Company                                                                        Delaware
            Rapport Insurance, Ltd.                                                                     Bermuda

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(1)   Consolidated joint venture with 52% owned by Worthington Steel of
      Michigan, Inc. and 48% by QS Steel Inc.

(2) Unconsolidated joint venture with 33.33% owned by Worthington Steel of Michigan, Inc. and the remaining interests owned by Thyssen Inc., Bethlehem Blank Welding, Inc., LTV Steel and Rouge Steel.

(3) Unconsolidated joint venture with 50% owned by The Worthington Steel Company (Delaware) and 50% owned by Armstrong Ventures, Inc.

(4) Unconsolidated joint venture with 50% owned by Worthington Steel of Michigan, Inc. and 50% owned by USX Corporation.

(5) Unconsolidated joint venture with 50% owned by Worthington Industries Mexico, S.A. de C.V. and 50% owned by Hylsa S.A. de C.V.

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(6)   Consolidated joint venture with 52% owned by Industrias Worthington Do
      Brasil Ltda. and the remaining interests owned by three Brazilian propane producers.

(7) Consolidated joint venture with 51% owned by Worthington Heiser Cylinders GmbH with a local Czech Republic entrepreneur in Hustopece, Czech Republic.

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